                                                                   Exhibit 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Olin Corporation of our report dated February 13, 2002 relating to the financial statements and financial statement schedule of Chase Industries, Inc., which appears in Chase Industries Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/S/  PRICEWATERHOUSECOOPERS LLP

Detroit, Michigan
August 6, 2002